EXHIBIT 99.1

O2Diesel Signs Definitive Purchase Agreement to Acquire 80% of ProEco Energy
Plans to Build 100 Million Gallon Ethanol Plant To Enhance Business Strategy

NEWARK, DE, Jan. 18, 2007-- O2Diesel Corporation (AMEX: OTD) a pioneer in clean burning renewable ethanol diesel fuel blends today announced it has entered into a definitive purchase agreement to acquire 80% of ProEco Energy Company, Inc., a privately held company that is developing an ethanol production facility in the Black Hills of South Dakota with planned capacity of 100 million gallons per year. O2Diesel expects the acquisition to close during the second quarter of 2007.

ProEco was formed by a team of engineers and professionals that have specialized in building and updating refineries for major oil companies for the last 25 years. The ethanol facility will be built using planning and construction practices and timelines consistent with ProEco’s experience in the petrochemical industry. It is expected that the completion date for the first of two 50 million gallon production trains will be twelve months following project commencement. The second 50 million gallon train is scheduled for development and completion in 2008. The location of the facility provides optimal access to rail transportation, water, utilities, local feedstock supplies, and competitive labor, which should significantly reduce the development and operating costs of the facility when compared to industry standards.

The acquisition will expand O2Diesel’s strategy of developing new markets for its ethanol diesel blended fuel in the US by executing its previously defined objective of securing an ethanol partner for the US market. The consolidated company will expand and diversify O2Diesel’s revenues, while providing stable and competitive pricing for ethanol supply which will further the progress of O2Diesel ™ as a verified, cost competitive, cleaner burning alternative fuel for centrally fueled fleets. By controlling ethanol supply at a competitive price, O2Diesel can offer its proprietary fuel at a price lower than regular diesel fuel, leveraging this advantage to gain further market share. The North American market and specifically the US market, has an annual consumption of over 60 billion gallons of diesel fuel, a market which to date has seen little use of alternative fuels.

Benefits of the Acquisition:

•	Creates Proprietary Market for O2Diesel Fuel and Ethanol production

•	Secures Supply at a Competitive Price Allowing “Less than Diesel” Pricing for O2Diesel™ Fuels

•	Assures Ethanol Quality Control for Optimal Production Quality

•	Provides Price Stability, allowing the Targeting of Key Large National Accounts

•	Increases Company Visibility within the Fuels and Ethanol Industry

•	Strengthens Ability to Package Ethanol with Other Fuel Technologies

•	Delivers Secure Supply of Ethanol and Therefore the Ability to Bid on Long Term Contracts

•	Supports the Transition to a Vertically Integrated Bio-fuels Company with Patented Proprietary Fuels

"This is a pivotal opportunity for O2Diesel," said Alan Rae CEO of O2Diesel. "From its outset, O2Diesel's mission statement has been to ‘become a leader in clean fuels and clean fuel technological innovation’ and the ProEco acquisition will help us fulfill this objective. Dale Barker and the rest of the ProEco Energy team are acknowledged as the very best at what they do in the fuels refining industry, which is managing short timeline, highly pressurized refinery turnarounds. They have assembled a tremendous team that brings expertise, working practices and existing EPC contractors together to build a new 100mg ethanol plant in Black Hills SD."

Rae continued, "The key reason for O2Diesel engaging in this acquisition is to gain access to competitive ethanol pricing which will allow us to offer O2Diesel™, a clean burning alternative diesel fuel with greater than 8% renewable content, to large national customers at a cost below that of regular diesel. This provides O2Diesel with a competitive edge and a greater incentive to diesel fleet operators who may have resisted the change to cleaner burning renewable fuels because of price. By controlling a larger percentage of the value chain for sales of O2Diesel fuel, coupled with the additional revenue streams from ethanol, we expect the strategy will create a stronger more diversified company that is positioned for long-term future growth.”

"ProEco is very excited by the opportunity to join O2Diesel’s goal to expand the use of clean-technologies and renewable fuels in the US and abroad,” commented Dale Barker CEO of South Dakota based ProEco Energy. "We are looking forward to applying our methodologies to achieve what we believe will be a pace setting construction process, enabling us to deliver the project from breaking ground to delivering ethanol in less than 12 months, which is half the current industry standard. We are equally looking forward to playing a key role in working with O2Diesel to develop new markets for ethanol with proprietary products that will be able to undercut regular diesel fuel pricing"

O2Diesel will acquire shares equal to 80% of the outstanding capital stock of ProEco Energy in exchange for approximately 9.2 million shares of O2Diesel’s common stock valued at $ $0.872 per share for a total purchase price of $8.0 million. The definitive agreement requires ProEco Energy to complete a number of steps toward completion of the ethanol plant project in order for the closing of the share exchange to occur. At the time of the closing, ProEco Energy must have entered into a definitive engineering, procurement and construction contract with a reputable firm with extensive experience in implementing and completing projects similar to the ethanol plant project and executed marketing agreements for the sale of the production of the ethanol plant. As a condition to the closing of the ProEco share exchange, O2Diesel is obligated to secure the financing necessary to complete the construction costs to build the ethanol plant. Accordingly, O2Diesel anticipates raising between $120 to $140 million in debt and between $60 to $80 million in equity in two tranches in 2007.

The common stock will be issued to the stockholders of ProEco Energy in a transaction that will be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act of 1933 and under Regulation D promulgated under the Securities Act of 1933.

About ProEco Energy

ProEco Energy is a South Dakota based company which has developed a pace setting ethanol refinery project that takes advantage of its more than 100 years of world class management experience in the construction, operation, contracting and supply chain logistics within the petrochemical industry. ProEco is redefining the ethanol facility development process using “Refinery Turnaround” construction planning and execution methodology. This methodology is significantly different than current ethanol industry practice and promises to save significant construction time and money in development and operating costs.

About O2Diesel

O2Diesel is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com .

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contacts:

O2Diesel Corporation
Alan Rae
+1 (302) 266-6000

Investors Contact:
Alliance Advisors, LLC
Mark McPartland
+1 (910) 221-1827